                                                                     EXHIBIT 9.4

                                      PROXY

I, the undersigned being a Voting Ordinary shareholder of XACCT Technologies Ltd. ("the COMPANY"), do hereby appoint Charles B. Gottlieb, Adv., the trustee under the early exercise option arrangement, as my agent and proxy to: (i) vote on my behalf all my share holding in the Company; and (ii) receive on my behalf all notices relating to the Company including without derogation from the generality of the above any notices of any shareholders meeting (annual, general or extraordinary), first refusal rights, first offer rights, pre-emptive rights or any other rights under the Articles of Association or any agreement, and for as long as this Proxy is effective. Any notice received by Charles B. Gottlieb, Adv. shall be deemed received by the undersigned.

I hereby instruct the Company to act according to this Proxy as detailed above and hereby declare that any right I may have as a holder of the Company's Voting Ordinary shares may be exercised only by Charles B. Gottlieb, Adv.

This Proxy shall automatically expire upon the effectuation of an initial public offering of the Company's securities.

Signature:          /s/ RICHARD H. VAN HOESEN
                    -------------------------


Name (printed):       RICHARD H. VAN HOESEN
                    --------------------------


Dated:                   7/18/00
                    --------------------------


Witnessed by:
Signature:          /s/ MICHAEL HAASE
                    --------------------------


Name (printed):       MICHAEL HAASE
                    --------------------------


Dated:              JULY 18, 2000
                    --------------------------